UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MTC TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with proxy materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

In connection with the proposed merger (the “Merger”) of Mira Acquisition Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of BAE Systems, Inc., a Delaware corporation (“BAE Systems”), with and into MTC Technologies, Inc., a Delaware corporation (“MTC”), pursuant to an Agreement and Plan of Merger by and among BAE Systems, Merger Sub, and MTC dated as of December 21, 2007, with MTC’s consent, BAE Systems voluntarily withdrew its filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, on February 13, 2008, and refiled on February 15, 2008. MTC continues to expect the Merger to close during the first half of 2008.

Additional Information

In connection with the proposed merger transaction with BAE Systems, MTC has filed a definitive proxy statement with the SEC to solicit stockholder approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT MTC, THE PROPOSED TRANSACTION AND RELATED MATTERS. You can obtain the proxy statement, as well as other filings containing information about MTC, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the definitive proxy statement and other filings made by MTC with the SEC can also be obtained, free of charge, by directing a request to MTC Technologies, Inc., 4032 Linden Avenue, Dayton, Ohio 45432, Attention: Corporate Secretary.

Participants in the Solicitation

The directors and executive officers of MTC and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding MTC’s directors and executive officers is available in MTC’s Annual Report on Form 10-K, which was filed with the SEC on March 13, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement and other relevant materials filed with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov. Investors should read the proxy statement carefully before making any voting or investment decisions.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. MTC cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of MTC stockholders to approve the transaction; the risk that the acquisition may not be completed in the time frame expected by the parties; and the failure to satisfy all of the other conditions to the proposed transaction. Additional factors that may affect future results are contained in MTC’s filings with the SEC, which are available at the SEC’s web site at www.sec.gov. All forward-looking statements included in this document are based upon information available to MTC as of the date of this document and speak only as of the date hereof. MTC disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.